KRONOS WORLDWIDE, INC. ANNOUNCES ACQUISITION OF JOINT VENTURE INTEREST, AMENDMENT TO REVOLVING CREDIT FACILITY AND QUARTERLY DIVIDEND

DALLAS, TEXAS – July 17, 2024 – Kronos Worldwide, Inc. (NYSE: KRO) made the following announcements today:

Acquisition of Remaining Joint Venture Interest in LPC

Effective July 16, 2024, Kronos Worldwide, Inc. (“Kronos”) has acquired the 50% joint venture interest in Louisiana Pigment Company, L.P. (“LPC”) previously held by Venator Investments, Ltd. Prior to the acquisition, Kronos, through a wholly-owned subsidiary, held a 50% joint venture interest in LPC. Following the acquisition, LPC is an indirect, wholly-owned subsidiary of Kronos. Kronos acquired the 50% joint venture interest that it did not already own for an upfront cash payment of $185 million (subject to working capital adjustments) and a potential earn-out payment of up to $15 million based on Kronos’ aggregate consolidated net income before interest expense, income taxes and depreciation and amortization expense, or EBITDA, during a two-year period comprising calendar years 2025 and 2026.

“This acquisition is a one-of-a-kind opportunity for Kronos to add value to our customers and better serve the North American market,” said James M. Buch, Kronos Chief Executive Officer. “With full ownership of the LPC facility, Kronos will expand its product offerings and increase sales to new and existing customers while recognizing significant synergies including commercial, overhead and supply chain optimization. By implementing process innovations to increase capacity and improve efficiency using proven technology utilized at other Kronos facilities, we will be better positioned to serve our customers. LPC is the newest chloride-process TiO2 production facility operating in the Western world and we are excited to fully integrate LPC as part of Kronos and to invest in the future of this world class facility.”

Kronos previously operated LPC as a joint venture with Venator Materials or predecessors of Venator Materials since 1993.  LPC is located near Lake Charles, LA with a current estimated annual production capacity of 156,000 metric tons.  The acquisition was financed with cash on-hand and borrowings under Kronos’ global revolving credit facility. Kronos will report LPC as a wholly-owned subsidiary beginning with its third quarter Form 10-Q filing. Kronos may continue to evaluate and explore additional financing opportunities, subject to market conditions.

Amendment to the Revolving Credit Facility

In connection with its acquisition of the 50% joint venture interest and to support Kronos’ general liquidity needs, Kronos has also completed an amendment to its $225 million global revolving credit facility with Wells Fargo. Among other things, the amendment increases the maximum borrowing amount from $225 million to $300 million, extends the maturity date to 2029 and expands the facility to include LPC and LPC’s receivables and certain of its inventories in the borrowing base.

Third Quarter Dividend

Kronos’ board of directors has declared a quarterly dividend of five cents ($0.05) per share on its common stock, a decrease of fourteen cents ($0.14) per share as compared to the second quarter of 2024, payable on September 19, 2024, to stockholders of record at the close of business on September 6, 2024.  Commenting on the dividend Mr. Buch said, “The reduced dividend rate will allow Kronos to focus on maintaining a strong balance sheet while continuing to evaluate strategic investment opportunities. In addition to strengthening liquidity and providing the flexibility to absorb increased debt service costs, working capital needs and capital improvements from the acquisition of the 50% interest in the LPC joint venture, the new dividend rate will give Kronos an opportunity to focus on reducing leverage.  Going forward we will continue to evaluate the appropriateness of the dividend based on progress towards these priorities, results of operations and other relevant factors.”

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. These forward-looking statements include, among others, statements about the potential effects of the LPC acquisition, including expected synergies, innovation and other benefits, statements about the effect of the reduction of the dividend in the third quarter and statements about future dividend payments. Although Kronos believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. The factors that could cause actual future results to differ materially include, but are not limited to, the following:

●	Future supply and demand for our products
●	Our ability to realize expected cost savings from strategic and operational initiatives
●	Our ability to integrate acquisitions, including LPC, into our operations and realize expected synergies and innovations
●	The extent of the dependence of certain of our businesses on certain market sectors
●	The cyclicality of our business
●	Customer and producer inventory levels
●	Unexpected or earlier-than-expected industry capacity expansion
●	Changes in raw material and other operating costs (such as energy and ore costs)
●	Changes in the availability of raw materials (such as ore)
●	General global economic and political conditions that harm the worldwide economy, disrupt our supply chain, increase material and energy costs or reduce demand or perceived demand for our TiO2 products or impair our ability to operate our facilities (including changes in the level of gross domestic product in various regions of the world, natural disasters, terrorist acts, global conflicts and public health crises)
●	Operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime, transportation interruptions, certain regional and world events or economic conditions and public health crises)
●	Technology related disruptions (including, but not limited to, cyber-attacks; software implementation, upgrades or improvements; technology processing failures; or other events) related to our technology infrastructure that could impact our ability to continue operations, or at key vendors which could impact our supply chain, or at key customers which could impact their operations and cause them to curtail or pause orders
●	Competitive products and substitute products
●	Customer and competitor strategies
●	Potential consolidation of our competitors
●	Potential consolidation of our customers
●	The impact of pricing and production decisions
●	Competitive technology positions
●	Potential difficulties in upgrading or implementing accounting and manufacturing software systems
●	The introduction of trade barriers or trade disputes
●	Fluctuations in currency exchange rates (such as changes in the exchange rate between the U.S. dollar and each of the euro, the Norwegian krone and the Canadian dollar and between the euro and the Norwegian krone), or possible disruptions to our business resulting from uncertainties associated with the euro or other currencies
●	Our ability to renew or refinance credit facilities or other debt instruments in the future
●	Changes in interest rates

●	Our ability to maintain sufficient liquidity
●	The ultimate outcome of income tax audits, tax settlement initiatives or other tax matters, including future tax reform
●	Our ability to utilize income tax attributes, the benefits of which may or may not have been recognized under the more-likely-than-not recognition criteria
●	Environmental matters (such as those requiring compliance with emission and discharge standards for existing and new facilities)
●	Government laws and regulations and possible changes therein including new environmental, health, safety, sustainability or other regulations (such as those seeking to limit or classify TiO2 or its use)
●	Pending or possible future litigation or other actions.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Kronos disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise, except as required by law.

* * * * *

Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700